Manager Guidance and Talking Points

Guidelines / “Rules of the Road”
To all XL Catlin Leaders,
Thank you for your assistance in helping to carry the message about XL Catlin’s combination with AXA, and sharing excitement about the opportunities ahead.
It is very understandable that news of the transaction will create some level of uncertainty among your teams. As a manager and a leader within our organization, we are relying on you to help keep our teams focused and minimize the distraction.
We expect team members will look to you for guidance and information - how you respond to this news will shape how they respond. We are committed to being as open and transparent as possible throughout this process. That said, there will be many questions that we cannot answer right now. With that in mind, it is critical that you stay on message in your conversations with team members.
We have provided the attached talking points to guide your conversations. It is important that you do not make up answers, make promises or go off script.
Collect questions you cannot answer and send them to your HR business partner or LT member.
High-Level Talking Points to be attached to manager guidance

•	Today we announced that XL Catlin has entered into an agreement to be acquired by AXA.

•
This is an exciting combination, which will create an even more relevant P&C provider through enhanced scale, broader geographic reach, a shared drive to be at the forefront of industry innovation and a strong culture recognized for dedication to client service.

•
Colleagues from both companies will benefit from being part an even stronger combined organization, serving the full spectrum of corporate clients and dedicated to market-leading innovation and customer service.

•	This announcement is just the first step in the process of combining our organizations.

•	There will be many more details to come in the coming months as we get closer to an expected close. The transaction is subject to approval by our shareholders and regulators.

•	Until the deal closes, which we expect to happen in the second half of 2018, XL Catlin and AXA remain two separate companies and our focus needs to be on delivering our plans.

•	That means that there will be no immediate changes to your day-to-day responsibilities - it’s business as usual until the closing of the transaction, and we should focus on delivering our 2018 plan.

•	It also means all planned compensation changes at XL will be implemented, and 2017 bonuses will be paid (on March 15) in normal course.

•
Overall, we expect that employees will benefit from being part of an even stronger combined organization, serving the full spectrum of corporate clients and dedicated to market-leading innovation and customer service.

•	As you would expect in any transaction, it is a sad but expected fact that there will be some impact to colleagues in the form of redundancies.

•	Rest assured we will take every measure to create career opportunities for our colleagues at the new company, and treat any impacted colleagues with the utmost fairness and respect.

•	We understand that you are likely to have questions or concerns.

•	There are lots of details to work through right now, and we can’t answer all of your questions today. We are committed to keeping you as informed as we can during this process.

Additional Information about the Proposed Transaction and Where to Find It
In connection with the proposed transaction, XL will file with the United States Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A and may file or furnish other documents with the SEC regarding the proposed transaction. This material is not a substitute for the proxy statement or any other document which XL may file with the SEC. INVESTORS IN AND SECURITY HOLDERS OF XL ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by XL through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of XL:
Investor Relations
XL Group Ltd
Abbe F. Goldstein, CFA
abbe.goldstein@xlcatlin.com

Participants in the Solicitation
XL and its directors and executive officers may be deemed to be participants in the solicitation of proxies from XL’s shareholders in connection with the proposed transaction. Information regarding XL’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in XL’s annual proxy statement filed with the SEC on April 5, 2017, XL’s Current Report on Form 8-K filed with the SEC on October 26, 2017, XL’s Current Report on Form 8-K filed with the SEC on February 20, 2018 and XL's Current Report on Form 8-K filed with the SEC on March 5, 2018. A more complete description will be available in the proxy statement on Schedule 14A that will be filed with the SEC in connection with the proposed transaction. You may obtain free copies of these documents as described in the preceding paragraph filed, with, or furnished to, the SEC. All such documents, when filed or furnished, are available free of charge on the SEC’s website (www.sec.gov) or by directing a request to XL at the Investor Relations contact above.